EXHIBIT 10.2
FIRST AMENDMENT TO THE
TRW AUTOMOTIVE INC. EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
(EFFECTIVE DATE: FEBRUARY 28, 2003)
          TRW Automotive Inc. (the “Company”) hereby adopts this First Amendment to the TRW Automotive Inc. Executive Supplemental Retirement Plan (Effective Date: February 28, 2003) (the “Plan”) established for John C. Plant.
RECITALS
A. The Company adopted and maintains the Plan for the benefit of John C. Plant, its Chief Executive Officer.
B. The Company desires to modify the definition of Earnings considered in the determination of benefits under the Plan in accordance with an agreement between Mr. Plant, the Company and TRW Limited dated as of the date hereof.
NOW, THEREFORE, the Plan is hereby amended, effective immediately upon execution of this First Amendment by the Company and Mr. Plant, as follows:
1.	The first sentence of Section 2.01(i) is amended in its entirety to read as follows:

Earnings means the sum of (a) the Base Salary received in the twelve (12) month period preceding the Participant’s termination of employment, but not less than $1,350,000, and (b) the average of the Annual Bonuses earned with respect to the four (4) completed fiscal years among the eight (8) completed fiscal years immediately preceding the Participant’s termination of employment that produces the highest such average, but not less than $650,000.

2.	Exhibit A to the Plan is amended in its entirety, as set forth in Exhibit A attached hereto.

3.	No Other Amendments; Effectiveness. Except as set forth in this First Amendment, the Plan is ratified and confirmed in all respects. This First Amendment shall be effective as of the date hereof.

4.	Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.
EXECUTED this 28th day of July, 2006.

TRW Automotive Inc.

By:	/s/ David L. Bialosky

David L. Bialosky Executive Vice President General Counsel and Secretary
EXECUTED this 28th day of July, 2006.

John C. Plant
/s/ John C. Plant

Exhibit A
The following example is hypothetical and intended to illustrate Plan arithmetic. Actual benefits and lump sums under the Plan will depend on the timing and circumstances of Mr. Plant’s retirement, and on his compensation history at that date. The illustration is based on the assumption that Mr. Plant’s Base Salary will increase at a rate approximating 4% per year, and that the Annual Bonus earned in a given year will vary by 150%, 200% or 250% of Base Salary as indicated below.

a	Normal Retirement age under Plan Provisions			57 1/2
b	Actual age of retirement			61
	Calculate accrued annual gross Plan benefit at age 61
	Base Salary in prior year		$2,094,000
	Annual Bonus in prior year	200%	$4,188,000
	Annual Bonus in second prior year	150%	$3,019,500
	Annual Bonus in third prior year	200%	$3,872,000
	Annual Bonus in fourth prior year	250%	$4,655,000
	Annual Bonus in fifth prior year	200%	$3,580,000
	Annual Bonus in sixth prior year	150%	$2,581,500
	Annual Bonus in seventh prior year	250%	$4,137,500
	Annual Bonus in eighth prior year	200%	$3,182,000
	Earnings to apply in gross benefit formula			$6,307,125
	Years of Pensionable Employment at age 61			37
c	Annual gross Plan benefit, payable for life commencing at 61**			$3,467,600
	Calculate accrued annual UK Scheme accrued benefit at age 61
	Base pay in prior year		$2,094,000
	10% of base pay in prior year		$209,400
	10% of base pay in second prior year		$201,300
	10% of base pay in third prior year		$193,600
	10% of base pay in fourth prior year		$186,200
	10% of base pay in fifth prior year		$179,000
	Average pay to apply in UK Scheme benefit formula			$2,287,900
d	Annual UK Scheme accrued benefit*			$1,525,300
e	Life annuity equivalent to UK Scheme accrued benefit			$1,605,600
f	Annual net Plan benefit, payable for life commencing at 61 = c - e**			$1,862,000
g	Present value at age 61, of $1 per year payable for life commencing at age 61, based on assumptions specified in Plan document***			11.8451
h	Lump sum value at age 61, = f x g**			$22,055,576

*	Payable as a joint and survivor annuity. For purposes of this Exhibit A only, future UK cost of living assumptions have been factored at a zero percent rate. The actual amount of the offset calculated under Section 2.01 (a) (5) would be increased assuming an inflationary environment.

**	A portion of this benefit will be payable from the US Qualified Plan

***	According to the Plan, lump sum values are determined in accordance with assumptions used by the US Qualified Plan for lump determinations which, in turn, are based on statutory minimum assumptions that vary with interest rates from year to year.